UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 20, 2006

DYNABAZAAR, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-29423 (COMMISSION FILE NUMBER)	04-3351937 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue

New York, New York 10019

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING FINANCIAL INFORMATION

This Current Report on Form 8-K contains or may contain forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are based on current expectations, estimates, projections and assumptions and are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets”, “will” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Registrant (as defined below) undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ significantly from those projected include the risk factors specified in Item 2.01(B) below.

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2006, Costar Video Systems, LLC (“Costar”) and Video Solutions Technology Center, LLC (“VSTC”), direct and indirect wholly owned subsidiaries of Dynabazaar, Inc., a Delaware corporation (the “Registrant”, “Dynabazaar”, the “Company” or “we”), completed the acquisition (the “Acquisition”) of substantially all of the assets of Southern Imaging, Inc., a Texas Corporation (“Southern Imaging”), and Video Solutions Technology Center, Inc., a Nevada corporation (“Video Solutions”), pursuant to the transactions contemplated by the asset purchase agreement, dated as of June 20, 2006 (the “Asset Purchase Agreement”), by and between Southern Imaging, Video Solutions, the shareholders of Southern Imaging, Costar and VSTC.

Costar, the Company’s subsidiary which acquired Southern Imaging’s assets, will design, source and distribute video and imaging products for the security and industrial markets. VSTC, a subsidiary of Costar which acquired the assets of Video Solutions, will provide product design and development, technical support and repair services for Costar.

The consideration for the Acquisition was up to approximately $9.5 million, consisting of the issuance at closing of 200,000 shares of the common stock of Dynabazaar, a cash payment of $3 million less the value of the 200,000 shares of Dynabazaar common stock, the assumption of approximately $2.475 million of certain long-term debt and related party notes payable, and deferred consideration of up to $4 million in cash, contingent upon Costar and VSTC achieving certain level of sales and EBITDA after the closing.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Asset Purchase Agreement and the transactions consummated thereby are qualified in their entirety by reference to such exhibit.

There were no material relationships between Registrant or its affiliates and any of the parties to the Asset Purchase Agreement, other than in respect of such agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

For additional information concerning the Acquisition, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Acquisition. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, the information set forth below includes the information that would be required if Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act upon consummation of the Acquisition, with such information reflecting Registrant and its securities upon consummation of the Acquisition.

Pursuant to Item 2.01(f) of Form 8-K, (1) the information with respect to “Business” and “Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters,” contained in Item 1 of Part I and Item 5 of Part II, respectively, of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and contained in the subsection entitled “The Company” in Note 1 to the “Notes to Condensed Consolidated Financial Statements” in Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006; (2) the information with respect to “Legal Proceedings” contained in the subsection entitled “Contingencies and Legal Proceedings” in Note 3 to the “Notes to Condensed Consolidated Financial Statements” in Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006; and (3) the information with respect to “Security Ownership of Certain Beneficial Owners and Management,” “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” contained in the subsections entitled “Directors,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Option Grants in Fiscal Year 2005,” “Aggregate Option Exercises in Fiscal Year 2005 and Year End Option Values,” “Director Compensation,” “Summary Compensation Table,” “Performance Graph” and “Certain Relationships and Related Transactions” contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, in each case, is hereby incorporated by reference into this Current Report on Form 8-K under Item 2.01 hereof.

A.	Description of Business

Summary

Dynabazaar was incorporated in the State of Delaware in February 1997 as “Fairmarket, Inc.” Through September 3, 2003, we were an online auction and promotions technology service provider that enabled marketers to create results-oriented rewards programs and helped commerce companies automate the process of selling their excess inventory online to wholesale and retail buyers. On September 4, 2003, we sold substantially all of our operating assets to eBay, Inc. (“eBay”) for consideration of $4.5 million in cash under the terms and conditions of an asset purchase agreement we entered into with eBay on June 20, 2003. Following the closing of the asset sale, we changed our name from “Fairmarket, Inc.” to “Dynabazaar, Inc.”

In connection with the cessation of our online auction business, we relocated our principal executive offices as of January 1, 2004 to 888 Seventh Avenue, 17th Floor, New York, New York 10019, an office maintained by Barington Capital Group, L.P., a limited partnership whose general partner is a corporation of which James Mitarotonda is Chairman, President and Chief Executive Officer. Mr. Mitarotonda is our President and Chief Executive Officer and sits on our Board of Directors.

From January 2003 until the completion of the Acquisition, we have not operated any business and have been settling our remaining claims and liabilities while reviewing alternatives for the use or disposition of our remaining assets.

Our common stock trades on the NASDAQ OTC bulletin board under the symbol “FAIM.OB”. Our common stock was quoted on the NASDAQ National Market, but was delisted on June 24, 2004.

In May 2006, William Fox resigned as Dynabazaar’s President and Chief Executive Officer and from its Board of Directors. Simultaneously, James Mitarotonda became the Company’s President and Chief Executive Officer.

Additional information with respect to the “Description of Business” of Dynabazaar is hereby incorporated by reference to Item I of Part I of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and to the subsection entitled “The Company” in Note 1 to the “Notes to Condensed Consolidated Financial Statements” of Dynabazaar’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

Acquisition

On June 20, 2006, Costar and Video Solutions, direct and indirect wholly owned subsidiaries of the Registrant, completed the acquisition of substantially all of the assets of Southern Imaging and Video Solutions, pursuant to the transactions contemplated by the Asset Purchase Agreement. Costar, a wholly owned subsidiary of the Registrant, acquired the assets of Southern Imaging and VSTC, a wholly owned subsidiary of Costar, acquired the assets of Video Solutions.

Business

Costar designs, sources and distributes video and imaging products for the security and industrial markets. The product line for the security market consists primarily of closed circuit television (“CCTV”) cameras, while the product line for the industrial market is comprised of cameras and lenses utilized by biomedical and manufacturing companies.

The production of all units distributed by Costar is outsourced to contract manufacturers, and the majority of revenues are derived from sales of products under the CostarTM brand. The balance of Costar’s business is generated from (a) a private label business and (b) the distribution of other companies’ branded products.

Video Solutions provides product design and development, technical support and repair services for Costar.

Plan of Operation

The Registrant’s plan of operation is for Costar to design, source and distribute video and imaging products for the security and industrial markets and for VSTC to provide product design and development, technical support and repair services for Costar, in each case under a business model intended to deliver the highest levels of technology and support services to its customers at competitive prices.

Financial Information about Geographic and Business Segments

Over 97% of Costar’s revenues are attributable to customers located within the United States. The remaining 3% of revenues are generated from customers found in Portugal, Canada, Singapore, South Korea and France.

Industry

We believe that the fear of terrorism and conventional crime, coupled with the increased effectiveness and affordability of available countermeasures, has contributed to the ongoing expansion of the security industry. The Registrant believes that growth of CCTV equipment will continue, driven by technological innovations such as the adoption of more efficient, low cost, networked digital technologies.

Stimulated by the demand for increased efficiency, we believe that the market for industrial vision products is growing larger as well. Industrial cameras, for example, can be employed to increase the efficiency of a diverse set of manufacturing operations including those that produce semiconductors, automobiles, pharmaceuticals, chemicals and food.

Strategy and Marketing Efforts

The security and industrial divisions will continue their analogous strategies – increasing business with systems integrators and original equipment manufacturers (OEM) while targeting independent distributors and large systems integrators to cultivate additional channels of distribution.

Costar’s sales and marketing strategy is focused on measures aimed at generating both product innovations and market recognition of the CostarTM brand. Such innovations will likely include the continued shift from analog to digital devices.

Costar is working to merge various existing technologies in an effort to enhance the performance capabilities of its security and industrial products for its customers. Product improvements are largely driven by the unique needs of Costar’s customers. Advancements result from integrating a multitude of existing technologies for performance in a given environment. The ensuing innovations create unique value for our customers.

Products

The security product line, comprised of cameras, lenses, digital video recorders and high speed domes, is marketed under the CostarTM brand name. We expect to introduce new products for inclusion in integrated systems and distribution to Costar’s evolving customer base.

The industrial product line, consisting of cameras, monitors, cables, lenses and video printers, are distributed under brand names, such as Sony, Panasonic and Hitachi, the CostarTM brand name and, for OEM customers, private labels.

Competition

In the security market, Costar competes with General Electric, Honeywell and smaller companies like Pelco, GVI, Mace and Vicon. In the industrial market, we believe that Costar is considered one of the top three distributors (the other two being AEGIS and Industrial Vision Source), selling cameras from manufacturers such as Sony, Panasonic, Hitachi, JVC, Toshiba and JAI. In addition, Costar markets industrial products under the CostarTM brand name and under private labels for certain OEM’s competing in this sector with other manufacturers.

Employees

Costar currently employs fourteen (14) people: five (5) in development and technical support, five (5) in sales and marketing, and the remainder in administrative support. All employees are located in the United States and none are represented by a union or labor group.

Facilities

Costar’s primary facilities are located in Carrolton, Texas and Anaheim, California. Both facilities are leased.

Legal Proceedings

The information with respect to “Legal Proceedings” of Registrant is hereby incorporated by reference to the subsection entitled “Contingencies and Legal Proceedings” in Note 5 to the “Notes to Condensed Consolidated Financial Statements” in Registrant’s Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 15, 2006.

B.	Risk Factors

Reliance on Manufacturing Sources

We outsource production of our products to contract manufacturers. Our manufacturers’ ability to complete our orders on a timely basis while maintaining high product quality is important to our operational success. The manufacturers’ failure to live up to the production standards might cause brand equity damage and legal liability exposure. Such events could have a material adverse effect on our financial performance. Despite the precautionary measures we have taken to avoid manufacturing defects and delays, replacing an existing manufacturer with a new one is a complicated and a time intensive process.

Rapid Technology Changes within Industry

Vision imaging products are subject to technology changes, causing the industry to set new standards and practices. Such changes could substantially decrease the demand for our current product lines, thus hindering our operational and financial performance.

Intensifying Competition

Competitiveness has intensified in recent years. Larger competitors may respond more quickly to rapid technological changes, as they have more capital and resources available to devote to research and development, manufacturing changes and marketing. Increased competition could force us to decrease our prices thus eroding our margins, which could negatively impact our operational and financial performance.

Retaining Quality Personnel

The key to our success is dependant on the dedication, talents and hard work of our personnel. In order to fulfill our growth targets we must retain and attract high quality employees and management. Losing key personnel would likely be detrimental to our success.

Merger and Acquisition Costs

Our growth strategy may include the acquisition of complimentary businesses. The integration of an acquired business might have difficult consequences. Transaction and integration costs could affect operational and financial performance of our business as a whole. Synergies identified pre-closing may not materialize. Management’s attention might be temporarily diverted from running our business.

Delisted from The NASDAQ National Market

Registrant’s common stock was delisted from trading on The NASDAQ National Market in 2004 by reason of not maintaining listing requirements due to the lack of tangible business operations and significantly reduced market price of the common stock. As a result, Registrant’s common stock currently trades over the counter on the NASDAQ OTC Bulletin Board, and the ability of Registrant’s stockholders to obtain liquidity and consistent market prices for Registrant’s shares has been significantly impaired.

Public Company Expenses

As a public company, Registrant incurs significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission and NASDAQ, has required changes in corporate governance practices of public companies. These rules and regulations increase legal and financial compliance costs and make some activities more time consuming and costly. In addition, Registrant incurs additional costs associated with its public company reporting requirements. These rules and regulations also may make it more difficult and more expensive for Registrant to obtain director and officer liability insurance, and Registrant may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

C.	Financial Information

(a) Selected Financial Data

The information with respect to Registrant’s Selected Financial Data is hereby incorporated by reference to Item 6 of Part I of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The following table sets forth supplemental selected financial data of Costar and should be read in conjunction with the Financial Statements and Notes thereto included elsewhere herein. The following information reflects only the Costar Video Systems business and does not reflect the prior operations of Dynabazaar, Inc.

	December 31, 2005	December 31, 2004	December 31, 2003	December 31, 2002	December 31, 2001

	Audited	Audited	Audited	Unaudited	Unaudited
Statement of Operations Data:	($ in thousands)
Revenues	$9,206	$7,467	$5,449	$5,071	$4,538
Cost of Revenues	6,055	5,628	4,050	3,648	3,688

Gross Profit	2,251	1,839	1,390	1,423	850

Operating expenses General and administrative	1,627	1,431	1,284	1,181	1,351

Total operating expenses	1,627	1,431	1,284	1,181	1,351
Net Income from operations	624	408	106	242	(501)
Other Income (Expense)
Interest Expense Net	(182)	(164)	(124)	(143)	(149)
Other Income (Expense)	(1)	13	13	9	26

Total Other Income (Expense)	(183)	(151)	(111)	(134)	(123)

Net Income (loss)	$441	257	(5)	108	(624)

(b) Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to Registrant included in Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in Registrant’s Form 10-Q for the period ended March 31, 2006 are hereby incorporated by reference.

The following supplemental Management’s Discussion and Analysis contains forward-looking statements within the meaning of Federal securities laws. You can identify these statements because they use forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe” and “intend” or other similar words. These words, however, are not the exclusive means by which you can identify these statements. You can also identify forward-looking statements because they discuss future expectations, contain projections of results of operations or of financial conditions, characterize future events or circumstances or state other forward-looking information. We have based all forward-looking statements included in this Management’s Discussion and Analysis on information currently available to us, and we assume no obligation to update any of these forward-looking statements. Although we believe that the expectations reflected in any of these forward-looking statements are based on reasonable assumptions, actual results could differ materially from those projected in the forward-looking statements. Potential risks and uncertainty include, among others, those set forth in the “Risk Factors” section. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this Current Report on Form 8-K.

While we believe that the discussion and analysis in this report is adequate for a fair presentation of the information, we recommend that you read this discussion and analysis in conjunction with the description of our business included elsewhere in this report.

Critical Accounting Policies

The preparation of Registrant’s financial statements requires management to make difficult, subjective or complex judgments, including making estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, based upon information available at the time, historical experience and various other factors that are believed to be reasonable under the circumstances. These estimates are subject to an inherent degree of uncertainty. Registrant’s significant accounting policies are described in Note A, Summary of Significant Accounting Policies, to the financial statements of Southern Imaging for the year ended December 31, 2005 included in this Current Report on Form 8-K. No changes to these critical policies have taken place during the year to date period ended March 31, 2006.

Results of Operations ($ in thousands)

The following table sets forth, for the periods presented, certain data derived from the statement of operations of Southern Imaging as a percentage of total revenues. The following information reflects only Southern Imaging’s business and does not reflect the prior operations of Dynabazaar.

	3 month (13 week) period ended		Year ended

	March 31, 2006	March 31, 2005	December 31, 2005	December 31, 2004

Revenues	100%	100%	100%	100%
Cost of Revenues	78%	72%	75%	75%

Gross Profit	22%	28%	25%	25%

Operating Expenses General and administrative	11%	21%	18%	18%

Total operating expenses	11%	21%	18%	18%
Other Expenses
Interest	2%	3%	2%	2%

Total other expenses	2%	3%	2%	2%

Net Income	9%	4%	5%	5%

Three month (13 week) periods ended March 31, 2006 and March 31, 2005

Revenues

Revenue for the quarter ended March 31, 2006 increased by $2,037 or 219% to $3,754, as compared to $1,716 for the quarter ended March 31, 2005. Revenues increased due to sales made to two major customer accounts.

Gross Profit

Gross profit increased by $346 to $821 for the quarter ended March 31, 2006, as compared to $475 for the quarter ended March 31, 2005. Gross profit as a percentage of sales decreased to 22% for the quarter ended March 31, 2006, as compared to 28% for the quarter ended March 31, 2005. Gross profit declined due to lower margins on a substantial increase in sales to two major accounts.

Operating Expenses

Operating expenses increased by $63 to $430 for the quarter ended March 31, 2006, as compared to $366 for the quarter ended March 31, 2005. The increase was due to increases in office expense of $29, bad debt expense of $19, office supplies of $13 and depreciation expense of $15. These increases were offset by a decrease in advertising expense of $18.

Net Income

Net Income increased by $256 to $315 for the quarter ended March 31, 2006, as compared to $59 for the quarter ended March 31, 2005.

Fiscal years ended December 31, 2005 and December 31, 2004

Revenues

Revenues for the fiscal year ended December 31, 2005 increased by $1,739, or 23.6%, to $9,206, as compared to $7,467 for the fiscal year ended December 31, 2004. The increase was primarily due to sales of security equipment made to Wal-Mart which accounted for 14% of total sales.

Gross Profit

Gross profit increased by $412 to $2,251 for the fiscal year ended December 31, 2005, as compared to $1,839 for the fiscal year ended December 31, 2004 and as a percent of sales, remained at 25% for the fiscal years ended December 31, 2005.

Operating Expenses

Operating expenses increased by $196 to $1,627 for the fiscal year ended December 31, 2005, as compared to $1,431 for the fiscal year ended December 31, 2004, as a result of increased salaries and professional fees, offset by a decrease in bad debt expense.

Net Income

Net income for the fiscal year ended December 31, 2005 was $441, as compared to net income of $257 for the fiscal year ended December 31, 2004.

Financial Condition, Liquidity and Capital Resources

Registrant:

As of March 31, 2006, Registrant had approximately $9.0 million of cash and cash equivalents. As previously mentioned, on June 20, 2006, the Registrant purchased the assets of Southern Imaging. The total consideration for the transaction is up to approximately $9.5 million. Of this amount, approximately $3 million was paid at closing and approximately $2.475 million of certain long-term debt and related party notes payable was assumed. The balance of approximately $4 million will be paid, in cash, during the period 2006 to 2009 subject to the Costar and VSTC achieving certain levels of sales and EBITDA.

Registrant believes that its existing cash and cash equivalents are sufficient to fund the Company’s current operations and meet its working capital and capital expenditures needs in the near future. If Registrant grows through acquisitions, Registrant could need to obtain additional financing.

Southern Imaging, Inc.:

Net cash used in operating activities for the three month (13 week) period ended March 31, 2006 was $264 as compared to net cash used of $217 for the three month period ended March 31, 2005. This was attributable to an increase in accounts receivable of $985 and inventory of $174, offset by an increase in accounts payable of $566 and net income for the quarter of $315.

Net cash used by investing activities for the three month (13 week) period ended March 31, 2006 was $(7) as compared to net cash used of $(5) for the three month period ended March 31, 2005. This was attributable to the purchase of property and equipment.

Net cash provided by financing activities for the three month (13 week) period ended March 31, 2006 was $373 as compared to net cash used of $99 for the three month period ended March 31, 2005. This was attributable to a net increase in the proceeds from the line of credit.

Net cash provided in operating activities for fiscal year ended December 31, 2005 was $9 as compared to net cash used of $(225) for the fiscal year ended December 31, 2004. This improvement was attributable to an increase in net income of $190, a reduction in bad debt write off of $140, offset by a decrease in accounts receivable and inventory of $93.

Net cash used in investing activities for fiscal year ended December 31, 2005 was $(51) as compared to net cash used of $(10) for the fiscal year ended December 31, 2004. This increase resulted from a payment to satisfy a non-compete agreement of $13 together with an increase in the purchase of property and equipment of $22.

Net cash provided by financing activities for fiscal year ended December 31, 2005 was $83 as compared to $247 for the fiscal year ended December 31, 2004. This reflects a decrease in working capital borrowings and an increase in repayment of notes payable in 2005 compared to 2004.

Off-Balance Sheet Arrangements

We do not have any off-balance arrangements required to be disclosed pursuant to Item 303 of Regulation S-K.

(c) Quantitative and Qualitative Disclosures about Market Risk

The information with respect to “Quantitative and Qualitative Disclosures About Market Risk” of Registrant is hereby incorporated by reference to Item 7A of Part II of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Item 3 of Part I of Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

D.	Security Ownership of Certain Beneficial Owners and Management

The following table presents information with respect to beneficial ownership of the common stock as of May 15, 2006 by:

•	each person known by us to beneficially own more than 5% of the common stock;
•	individuals serving as our Named Executive Officers;
•	each of our directors; and
•	all executive officers and directors as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Dynabazaar, Inc., 888 Seventh Avenue, 17th Floor, New York, NY 10019. The table includes all shares of common stock issuable within 60 days of May 15, 2006 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to all shares of common stock. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares of common stock beneficially owned. The applicable percentage of ownership for each stockholder is based on 23,409,956 shares of common stock outstanding as of May 15, 2006 together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares Beneficially Owned

Name of Beneficial Owner	Number		Percent

Ticketmaster	2,225,000	(1)	9.50%
3701 Wilshire Boulevard
Los Angeles, CA 90010

Barington Capital Group, L.P.	2,936,360	(2)	12.54%
888 Seventh Avenue, 17th Floor
New York, NY 10019

Jay Gottlieb	1,658,019	(3)	7.08%
27 Misty Brook Lane
New Fairfield, CT 06812

Melvyn Brunt	100,000	(4)	*

Rory J. Cowan	100,000	(5)	*

James Mitarotonda	2,047,330	(6)	8.75%

Raymond Steele	75,000	(7)	*

All executive officers and directors as a group
(consisting of 4 persons) (4)-(7)	2,322,330	(8)	9.92%
(*) Represents less than 1% of the outstanding shares of common stock.

(1) This information is based on a Schedule 13D filed by Ticketmaster (formerly Ticketmaster Online-CitySearch, Inc.) with the Securities and Exchange Commission on June 25, 2003.

(2) This information is based solely on a Schedule 13D, as amended, filed by Barington Companies Equity Partners, L.P., Ramius Capital Group, LLC, Ramius Halifax Partners, L.P., MM Companies, Inc., Jewelcor Management, Inc., Barington Capital Group, L.P., Ramius Securities, LLC and Starboard Value & Opportunity Fund with the SEC on May 25, 2004, reporting a combined ownership of 2,785,560 shares of our common stock by these reporting entities, and (i) a Form 4 filed by James Mitarotonda with the SEC on June 9, 2004, reporting the acquisition of 20,800 shares by Barington Capital Group, L.P. on June 7, 2004; (ii) a Form 4 filed by James Mitarotonda with the SEC on August 25, 2005, reporting the acquisition of 105,000 shares by Barington Capital Group, L.P. on August 23, 2005; and (iii) a Form 4 filed by James Mitarotonda with the SEC on March 29, 2006, reporting the acquisition on March 28, 2006 of 25,000 shares of common stock issuable upon the exercise of options.

(3) This information is based on a Schedule 13D filed by Jay Gottlieb with the Securities and Exchange Commission on May 2, 2006. According to such Schedule 13D, 1,262,049 of these shares are owned by Mr. Gottlieb and 395,970 are beneficially owned by The Laurick Trust. The trust is for the benefit of Mr. Gottlieb’s adult children. Mr. Gottlieb, as trustee of the trust, has sole responsibility to vote and dispose of these shares as well as the shares in his name. Mr. Gottlieb disclaims beneficial ownership of any such shares held by him as trustee for the benefit of his adult children.

(4) Consists of 100,000 shares of common stock issuable upon the exercise of options.

(5) Consists of 100,000 shares of common stock issuable upon the exercise of options.

(6) Includes 1,404,330 shares of common stock beneficial owned by Barington Capital Group, L.P. and Barington Companies Equity Partners, L.P., entities which are directly or indirectly controlled by Mr. Mitarotonda. Mr. Mitarotonda disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 643,000 shares of common stock issuable upon the exercise of options granted to Mr. Mitarotonda.

(7) Consists of 75,000 shares of common stock issuable upon the exercise of options.

(8) Includes 1,036,167 shares of common stock issuable upon the exercise of options.

E.	Directors and Executive Officers

The number of directors comprising our board of directors (the “Board”) is currently fixed at three. Each Board member holds office for a term of three years or until his or her respective successor has been duly elected and qualified. Our Board is divided into three classes, consisting of one Class I director (Raymond Steele); one Class II director (Rory J. Cowan); and one Class III director (James A Mitarotonda).

Set forth below is certain information regarding the directors of Dynabazaar, Inc.

Name	Age	Position with the Company	Director Since

James A. Mitarotonda	51	President, Chief Executive Officer and Director	2003
Rory J. Cowan	53	Chairman of the Board of Directors (1)(2)(3)	2001
Raymond Steele	71	Director (1)(2)(3)	2004
(1)	Member of Audit Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Compensation Committee

Mr. Mitarotonda has served as one of our directors since September 2003 and as our President and Chief Executive Officer since May 2006. He also served as our President and Chief Executive Officer from January 2004 to December 17, 2004. Mr. Mitarotonda is Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991. Mr. Mitarotonda is also Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a small capitalization value fund. In addition, he is the Chairman of the Board, President and Chief Executive Officer of Barington Companies Advisors, LLC, the investment advisor of Barington Companies Offshore Fund, Ltd., a small capitalization value fund. Mr. Mitarotonda is also a director of L Q Corporation, Inc. (OTCBB:LQCI.OB) and A. Schulman, Inc. (NASDAQ:SHLM). He also has served as L Q Corporation, Inc.’s Co-Chief Executive Officer and Co-Chairman from April 2003 to May 2004, its sole Chief Executive Officer from May 2004 to October 2004 and as its sole Chairman since May 2004. In May 1988, Mr. Mitarotonda co-founded Commonwealth Associates, an investment banking, brokerage and securities trading firm. Mr. Mitarotonda served as Chairman of the Board and Co-Chief Executive Officer of JMJ Management Company Inc., the general partner of Commonwealth Associates.

Mr. Cowan has served as one of our directors since March 2001. Mr. Cowan is the founder of Lionbridge Technologies, Inc. (“Lionbridge”), a provider of globalization products and services for worldwide deployment of technology and information-based products, where he has served as Chairman of the Board and Chief Executive Officer since September 1996. From September 1996 to March 2000, Mr. Cowan also served as President of Lionbridge. Before founding Lionbridge, Mr. Cowan served as Chief Executive Officer of Interleaf, Inc., a document automation software services company, from October 1996 to January 1997. From May 1995 to June 1996, Mr. Cowan served as Chief Executive Officer of Stream International, Inc., a software and services provider and a division of R.R. Donnelley & Sons (“R.R. Donnelley”), a provider of commercial print and print-related services. Mr. Cowan joined R.R. Donnelley in 1988 and served most recently as Executive Vice President from 1991 to June 1996. Before joining R.R. Donnelley, Mr. Cowan was founder of CSA Press of Hudson, Mass., a software duplication firm, and held positions at Compugraphic Corporation, an automated publishing hardware firm.

Mr. Steele has served as one of our directors since December 2004. Mr. Steele is a retired businessman. Prior to his retirement, he held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988). Mr. Steele currently serves on the board of directors of American BankNote Corporation (OTC BB:ABNTQ), Globix Corporation (AMEX:GEX), Motient Corporation (PNK:MNCP) and Horizon Offshore, Inc. He is also a member of the board of directors of Newcastle Holdings, Inc. (PNK:HOFF).

There are no family relationships among any of our directors or executive officers.

Executive Officers

Mr. Mitarotonda has served as our President and Chief Executive Officer since May 2006, replacing William Fox who resigned as President and Chief Executive Officer and from the Board of Directors during that same month. He also served as our President and Chief Executive Officer from January 2004 to December 17, 2004.

Melvyn Brunt has served as our Chief Financial Officer since January 1, 2004.

As of May 16, 2006, the following persons were serving as our executive officers:

Name	Age	Position with the Company	Held Office Since

James A. Mitarotonda	51	President, Chief Executive Officer and Director	2006
Melvyn Brunt	62	Chief Financial Officer and Secretary	2004

Mr. Mitarotonda’s biographical information is detailed above.

Mr. Brunt has served as our Chief Financial Officer and Secretary since January 2004. He has also served as Chief Financial Officer of Barington Capital Group, L.P. since January 2002 and as Chief Financial Officer and Secretary to L Q Corporation, Inc. (OTCBB:LQCI.OB) since April 2003. In addition, from January 2002 to May 2004, he served as Chief Financial Officer and Secretary to MM Companies, Inc., now known as George Foreman Enterprises, Inc. (OTCBB:GFME.OB). From 1985 to 2001, Mr. Brunt was a Director and Chief Financial Officer of Davies Turner & Co., an international freight forwarding company with offices throughout the United States. From 1996 to 2001, Mr. Brunt was President of Air Mar, Inc. and a Director of TCX International Inc. Both of those companies provided logistics support services to a wide variety of importing and exporting companies.

Identification of the Audit Committee

The Company has a separately-designated standing audit committee established in accordance with the Exchange Act. The members of the audit committee are Raymond Steele and Rory Cowan.

Audit Committee Financial Expert

The Board has determined that Mr. Steele qualifies as an audit committee financial expert and that he is an independent director under the National Association of Securities Dealers’ listing standards and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

F.	Executive Compensation

The information with respect to “Executive Compensation” of Registrant is hereby incorporated by reference to the subsections entitled “Summary Compensation Table,” “Option Grants in Fiscal Year 2005,” “Aggregate Option Exercises in Fiscal Year 2005 and Year End Option Values,” “Director Compensation” and “Performance Graph” in Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

G.	Certain Relationships and Related Transactions

The information with respect to “Certain Relationships and Related Transactions” of Registrant is hereby incorporated by reference to the subsection entitled “Certain Relationships and Related Transactions” in Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

H.	Legal Proceedings

The information with respect to “Legal Proceedings” of Registrant is hereby incorporated by reference to the subsection entitled “Contingencies and Legal Proceedings” in Note 5 to the “Notes to Condensed Consolidated Financial Statements” in Registrant’s Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 15, 2006.

I.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Additional information with respect to “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” is hereby incorporated by reference to Item 5 of Part II of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Market Price of Common Stock

Our common stock was quoted on the NASDAQ National Market under the symbol “FAIM” but it was delisted on June 24, 2004. The following table presents, for the periods indicated, the high and low closing prices per share of our common stock as reported on the NASDAQ National Market and/or the NASDAQ OTC Bulletin Board, as applicable.

	High	Low

Quarter Ended March 31, 2006
First Quarter	$0.40	$0.35
Year Ended December 31, 2005
First Quarter	$0.35	$0.30
Second Quarter	0.34	0.30
Third Quarter	0.41	0.31
Fourth Quarter	0.41	0.36
Year Ended December 31, 2004
First Quarter	$0.44	$0.32
Second Quarter	0.39	0.30
Third Quarter	0.31	0.26
Fourth Quarter	0.35	0.27

Our common stock at June 6, 2006 was $0.36. As of March 30, 2006, there were approximately 171 shareholders of record of our common stock. Because many shares of our common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

J.	Recent Sales of Unregistered Securities.

Not applicable.

K.	Description of Registrant’s Securities to be Registered.

Not applicable.

L.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. Such indemnification (other than an order by a court) of directors and officers shall be made by the Registrant in accordance with Article V, Section 2 of the By-Laws of the Registrant which information is incorporated herein by reference. Such indemnification (other than an order by a court) of non-officer employees shall by made by the Registrant in accordance with Article V, Section 3 of the By-Laws of the Registrant which information is incorporated herein by reference.

Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require Registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Registrant also intends to execute such agreements with its future directors and executive officers.

M.	Financial Statements and Supplementary Data.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

N.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

O.	Financial Statements and Exhibits.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Acquisition. As a result of the Acquisition, Registrant acquired the assets of Southern Imaging, Inc., an operating business. Consequently, Registrant believes that the Acquisition has caused it to cease to be a shell company. For information about the Acquisition, please see the information set forth above under Items 1.01 and 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 8.06. Other Events.

On June 26, 2006, Registrant issued a press release announcing the transaction discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 on form 8-K, Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

a.	Financial Statements of Business Acquired

Filed herewith are the audited financial statements of Southern Imaging, Inc. for the fiscal years ended December 31, 2005 and December 31, 2004 and the unaudited financial statements for the three month (13 week) periods ended March 31, 2006 and March 31, 2005.

b.	Pro Forma financial information

Filed herewith are pro forma consolidated financial statements of Registrant and Southern Imaging, Inc. for the fiscal year ended December 31, 2005 and for the three month period ended March 31, 2006.

d.	Exhibits
2.1	Asset Purchase Agreement dated as of June 20, 2006 by and among Southern Imaging, Video Solutions, the shareholders of Southern Imaging, Costar and VSTC
21.1	Subsidiaries
23.1	Consent of Ken Hughes & Associates, PC
99.1	Press Release of Dynabazaar, Inc. dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006	DYNABAZAAR, INC.
	By:	/s/ James A. Mitarotonda

James A. Mitarotonda President and Chief Executive Officer

Southern Imaging, Inc. and Subsidiary

CONTENTS

Report of Independent Public Accounting Firm

Audited Financial Statements

Balance Sheets as of December 31, 2005 and December 31, 2004

Statements of Operations – Years ended December 31, 2005 and December 31, 2004

Statements of Cash Flows – Years ended December 31, 2005 and December 31, 2004

Notes to Financial Statements

Unaudited Financial Statements

Balance Sheets as of March 31, 2006 and March 31, 2005

Statements of Operations – Three month (13 week) periods ended March 31, 2006 and March 31, 2005

Statements of Cash Flows – Three month (13 week) periods ended March 31, 2006 and March 31, 2005

Notes to Financial Statements

Unaudited Pro Forma Financial Statements

Ken Hughes & Associates, PC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ REPORT

Southern Imaging, Inc., and Subsidiary

Board of Directors

We have audited the accompanying consolidated balance sheet of Southern Imaging, Inc., and Subsidiary as of December 31, 2005, and the related consolidated statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Imaging, Inc., and Subsidiary at December 31, 2005, and the consolidated results of operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

April 5, 2006

4880 Long Prairie Rd., Ste. 100 Flower Mound, TX 75028 TEL (972) 221-2500 Fax (972) 436-8887 (800) 221-2509

www.fmancialshop.com

Ken Hughes & Associates, PC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ REPORT

Southern Imaging, Inc., and Subsidiary

Board of Directors

We have audited the accompanying consolidated balance sheet of Southern Imaging, Inc., and Subsidiary as of December 31, 2004, and the related consolidated statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Imaging, Inc., and Subsidiary at December 31, 2004, and the consolidated results of operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

July 15, 2005

4880 Long Prairie Rd., Ste. 100 Flower Mound, TX 75028 TEL (972) 221-2500 Fax (972) 436-8887 (800) 221-2509

www.fmancialshop.com

Southern Imaging, Inc. and Subsidiary

Condensed Consolidated Balance Sheet

(in thousands)

	December 31, 2005	December 31, 2004

Assets
Current assets:
Cash	$192	$151
Accounts receivable, net of an allowance for doubtful accounts of $37,826	1,227	1,081
Inventory	1,968	1,645
Prepaid expenses	—	3

Total current assets	3,388	2,880

Property and equipment, net	83	57
Other assets	16	4

Total assets	$3,487	2,941

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$796	$764
Related party notes payable	612	612
Federal income tax payable	—	8
Current portion of long term debt	—	4
Total current liabilities	1,408	1,388

Long-term debt, net of current portion	1,490	1,400

Total liabilities	2,898	2,788

Stockholders’ equity:	589	153

Total stockholders’ equity	589	153

Total liabilities and stockholders’ equity	$3,487	$2,941

Southern Imaging, Inc. and Subsidiary

Condensed Consolidated Statement of Operations

(in thousands)

	December 31, 2005	December 31, 2004

Revenue	$9,206	$7,467
Cost of goods sold	6,955	5,628

Gross profit	2,251	1,839

Operating expenses:
General and administrative expenses	1,627	1,431

Total operating expenses	1,627	1,431

Net income from operations	624	408
Other income (expense):
Interest expense	(182)	(164)
Other expense	(1)	13

Total other income (expense)	(183)	(151)

Net income before provision for Federal income tax	441	257
Provision for Federal income tax-currently payable	(2)	(10)

Net income	$439	$247

Southern Imaging, Inc. and Subsidiary

Consolidated Statement of Cash Flows

(in thousands)

	December 31, 2005	December 31, 2004

Cash flows from operating activities:	$438	$248
Net income	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13	12
Bad debts	32	173
Change in operating accounts:
Increase in accounts receivable	(178)	(406)
Increase in inventory	(323)	(187)
Decrease in prepaid expenses	3	28
Increase (decrease) in Federal income taxes payable	(8)	8
Increase (decrease) in accounts payable and accrued liabilities	32	(100)

	429	(472)

Net cash provided by operating activities	9	(224)
Cash flows from investing activities:
Payment on non-compete agreement	(13)	—
Purchase of property and equipment	(38)	(16)

Net cash used in investing activities	(51)	(16)
Cash flows from financing activities:
Proceeds from notes payable	200	290
Purchase of treasury stock	(3)	—
Repayments of notes payable	(114)	(43)

Net cash provided by financing activities	83	247

Net increase in cash	41	6
Cash at beginning of year	151	145

Cash at end of year	$192	$151

Supplemental disclosure:
Cash paid for interest	$182	$164
Cash paid for taxes	$10	$2

See accompanying notes to financial statements.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2005

Note A - Summary of significant accounting policies, continued

Revenue recognition

The financial statements are presented on the accrual basis of accounting. Sales revenues are recognized upon the shipment of merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the period the allowance is recognized.

Freight costs

Freight costs are included in cost of goods sold and expensed as incurred. Total freight and shipping expense for the year ended December 31, 2005 was approximately $176,000.

Federal income taxes

No provision or liability for Federal income tax has been recorded by the parent company, Southern Imaging, Inc. As a Subchapter S corporation, stockholders of Southern Imaging, Inc. are taxed on their proportionate share of the Company’s taxable income as provided by the rules of the Internal Revenue Code.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable by the subsidiary, Video Solutions Technology Center, Inc.

Advertising expense

Advertising costs are expensed as incurred. Advertising expense amounted to approximately $55,000 for the year ended December 31, 2005.

Note B - Lines of credit

The Company maintained a line of credit agreement with First National Bank. The agreement provided for a revolving line of credit aggregating $1,700,000 for working capital purposes, which matured April 1, 2006. The agreement is secured by a first lien security interest in all unencumbered assets of the Company and Subsidiary and guaranteed by the owners of the Company. Interest is payable monthly at a floating variable interest rate of prime plus 1%. The agreement requires maintenance of financial ratios and certain covenants, including minimum tangible net worth, which increases quarterly. As of December 31, 2005, the Company had a balance of $1,490,000 drawn on the line, and the prime rate was 7.25%.

In February 2006, the outstanding balance of the First National Bank line of credit was transferred to a line of credit agreement with Bank of Texas. The Bank of Texas line has a limit of $2,500,000, carries an interest rate equal to the BOKF National Prime Rate, and matures January 2007. The line is secured by all assets of the Company and limited personal guarantees of four of the stockholders of the Company. The agreement requires maintenance of financial ratios and certain covenants and monthly payments of accrued interest calculated on the outstanding balance at the variable rate described above.

Note C - Related party notes payable

Notes payable to related parties consist of two unsecured demand notes payable to shareholders of the Company.

The note agreement to Arthur Thompson requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank and subsequently to the Bank of Texas line. The balance of the note as of December 31, 2005 was $570,000.

The note agreement to Jim Pritchett requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank, and subsequently to the Bank of Texas line, and the note to Arthur Thompson. The balance of the note as of December 31, 2005 was $42,160.

Note D Concentrations

Major customer

Sales for 2005 include sales to one major customer. The major customer accounted for 14% of total company sales. Accounts receivable from this customer totaled 12% of total receivables as of December 31, 2005.

Major suppliers

Inventory purchases for the year ended December 31, 2005 included purchases from three major suppliers that accounted for 22%, 15% and 10% of total inventory purchases. Management believes no risk is present under this arrangement due to other suppliers being readily available.

Note E - Operating leases

The Company leases office and warehouse facilities in Texas and California under operating lease agreements with lease terms through February 2011. The leases require a monthly base rental payment plus an additional charge for common area maintenance and operating expenses.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2005

Note E - Operating leases, continued

Future minimum rentals payable, including the new agreements, are as follows:

Year	Amount

2006	72,766
2007	64,473
2008	70,734
2009	73,583
2010	89,288

$370,844

Rent expense included in the accompanying statement of income and accumulated deficit for the year ended December 31, 2005 was $57,853.

Note F - Letter of Intent

In September 2005, the Company entered into a letter of intent under which the purchaser would acquire substantially all assets of the Company and subsidiary in exchange for retirement of Company debt, cash, and stock options in the purchasing entity for key employees.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2005

Note A - Summary of significant accounting policies

Nature of operations

Southern Imaging, Inc. (“the Company”) is a Subchapter S corporation organized in Texas on August 5, 1997. The Company’s wholly owned subsidiary, Video Solutions Technology Center, Inc., is a Nevada corporation formed in January 1997 and operates in California. The Company designs, sources and distributes innovative video and imaging products for the biomedical, industrial and security markets.

Principles of consolidation

The consolidated financial statements as of and for the year ended December 31, 2005 include the accounts of Southern Imaging, Inc. and Video Solutions Technology Center, Inc. after elimination of all material intercompany accounts and transactions.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Concentrations of credit risk

The Company maintains its cash balances in one financial institution. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At December 31, 2005, the uninsured balance totaled approximately $68,000.

Accounts receivable

It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write offs experienced in the past, and establish an allowance for doubtful accounts. As of December, 31, 2005, the allowance for doubtful accounts amounted to $37,826.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method for financial reporting purposes over estimated useful lives of 3-10 years.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2004

Note A - Summary of significant accounting policies, continued

Revenue recognition

The financial statements are presented on the accrual basis of accounting. Sales revenues are recognized upon the shipment of merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the period the allowance is recognized.

Freight costs

Freight costs are included in cost of goods sold and expensed as incurred. Total freight and shipping expense for the year ended December 31, 2004 was $199,652.

Federal income taxes

No provision or liability for Federal income tax has been recorded by the parent company, Southern Imaging, Inc. As a Subchapter S corporation, stockholders of Southern Imaging, Inc. are taxed on their proportionate share of the Company’s taxable income as provided by the rules of the Internal Revenue Code.

Income taxes are provided for the tax effects of transactions reported in the financial Statements and consist of taxes currently payable by the subsidiary, Video Solutions Technology Center, Inc.

Advertising expense

Advertising costs are expensed as incurred. Advertising expense amounted to $56,610 for the year ended December 31, 2004.

Note B - Lines of credit

The Company maintains a line of credit agreement with First National Bank. The agreement provides for a revolving line of credit aggregating $1,700,000 for working capital purposes, which matures April 1, 2006. The agreement is secured by a first lien security interest in all unencumbered assets of the Company and Subsidiary and guaranteed by the owners of the Company. Interest is payable monthly at a floating variable interest rate of prime plus 1%. The agreement requires maintenance of financial ratios and certain covenants, including minimum tangible net worth, which increases quarterly. As of December 31, 2004, the Company had a balance of $1,390,000 drawn on the line.

In addition, the Company maintains a $25,000 line of credit with Compass Bank. The agreement is unsecured and requires minimum monthly payments of $50 or 2% of the principal balance. Interest is calculated at a floating variable interest rate of prime plus 1%. The outstanding principal balance at December 31, 2004 was $13,831.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2004

Note B - Lines of credit, continued

Maturities of long-term debt are as follows:

Year ending December 31	Amount

2005	$3,756
2006	1,393,948
2007	4,150
2008	1,977

$1,403,831

At December 31, 2004, the prime rate was 5.25%.

Note C - Related party bores payable

Notes payable to related parties consist of two unsecured demand notes payable to shareholders of the Company.

The note agreement to Arthur Thompson requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank. The balance of the note as of December 31, 2004 was $570,000.

The note agreement to Jim Pritchett requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank and the note to Arthur Thompson. The balance of the note as of December 31, 2004 was $42,160.

Note D - Concentrations

Major customer

Sales for 2004 include sales to one major customer. The major customer accounted for 9% of total company sales. Accounts receivable, from this customer totaled 14% of total receivables as of December 31, 2004.

Major suppliers

Inventory purchases for the year ended December 31, 2004 included purchases from three major suppliers that accounted for 17%, 13% and 11% of total inventory purchases. Management believes no risk is present under this arrangement due to other suppliers being readily available.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

December 31, 2004

Note E - Operating leases

The company leases office and warehouse facilities in Texas and California under operating lease agreements with lease terms through February 2011. The leases require a monthly base rental, payment plus an additional charge for common area maintenance and operating expenses.

During 2004, the Company extended its lease in California through September 2006.

In June 2005, the Company entered into a 66 month operating lease agreement for office and warehouse space in Carrollton, Texas commencing September 1, 2005.

Future minimum rentals payable, including the new agreements, are as follows:

Year	Amount

2005	$49,923
2006	72,766
2007	64,473
2008	70,734
2009	73,583
Thereafter	89,288

$420,767

Rent expense included in the accompanying statement of income and accumulated deficit for the year ended December 31, 2004 was $63,319.

Note F - Letter of Intent

In June 2005, the Company entered into a letter of intent under which the purchaser would acquire all assets of the Company and subsidiary in exchange for cash and stock in the purchasing entity.

Ken Hughes & Associates, PC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ REPORT

Southern Imaging, Inc., and Subsidiary

Board of Directors

We have reviewed the accompanying consolidated balance sheet of Southern Imaging, Inc., and subsidiary as of March 31, 2006, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in this financial statement is the representation of the management Southern Imaging, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with U.S. generally accepted auditing standards the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Because we were not engaged to review the consolidated statements of income, accumulated deficit, and cash flows, we did not extend our review procedures to enable us to express assurance on the results of operations and cash flows for the three months ended March 31, 2006. Accordingly, we express no assurance on them.

Based on our review, we are not aware of any material modifications that should be made to the accompanying balance sheet in order for it to be in conformity with U. S. generally accepted accounting principles.

June 7, 2006

4880 Long Prairie Rd., Ste. 100 Flower Mound, Texas 75028

TEL (972) 221-2500 (800) 221-2509 FAX (972) 436-8887

www.fmancialshop.com

Ken Hughes & Associates, PC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ REPORT

Southern Imaging, Inc., and Subsidiary

Board of Directors

We have reviewed the accompanying consolidated balance sheet of Southern Imaging, Inc., and subsidiary as of March 31, 2005, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in this financial statement is the representation of the management Southern Imaging, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with U.S. generally accepted auditing standards the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Because we were not engaged to review the consolidated statements of income, accumulated deficit, and cash flows, we did not extend our review procedures to enable us to express assurance on the results of operations and cash flows for the three months ended March 31, 2005. Accordingly, we express no assurance on them.

Based on our review, we are not aware of any material modifications that should be made to the accompanying balance sheet in order for it to be in conformity with U.S. generally accepted accounting principles.

June 7, 2006

4880 Long Prairie Rd., Ste. 100 Flower Mound, Texas 75028

TEL (972) 221-2500 (800) 221-2509 FAX (972) 436-8887

www.fmancialshop.com

Southern Imaging, Inc. and Subsidiary

Condensed Consolidated Balance Sheet

(in thousands)

(Unaudited - see accountants’ report)

	March 31, 2006	March 31, 2005

Assets
Current assets:
Cash	$295	$28
Accounts receivable, net of an allowance for doubtful accounts of $49,808 and $45,755	2,193	991
Inventory	2,143	1,813
Prepaid expenses	23	35

Total current assets	4,654	2,867

	84	59
Property and equipment:
Other assets	3	4

Total assets	$4,741	$2,930

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$1,523	$627
Related party notes payable	612	612
Line of credit	1,863	1,503

Total current liabilities	3,998	2,742

Total liabilities	3,998	2,742

Stockholders’ equity:
Total stockholders’ equity	743	188

Total liabilities and stockholders’ equity	$4,741	$2,930

Southern Imaging, Inc. and Subsidiary

Consolidated Statement of Operations

For the Three Months Ended

(in thousands)

(Unaudited - see accountants’ report)

	March 31, 2006	March 31, 2005

Revenue	$3,754	$1,716
Cost of goods sold	2,932	1,241

Gross profit	822	475

Operating expenses:	430	367
General and administrative expenses	430	367

Total operating expenses
Net income from operations	392	108
Other income (expense):
Interest expense	(76)	(50)

Total other income (expense)	(76)	(50)

Net income	$316	$58

Southern Imaging, Inc. and Subsidiary

Consolidated Statement of Cash Flows

For the Three Months Ended

(in thousands)

(Unaudited - see accountants’ report)

	March 31, 2006	March 31, 2005

Cash flows from operating activities:
Net Income	$315	$59
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	18	3
Bad debts	19	—
Change in operating accounts:
Increase in accounts receivable	(985)	89
Increase in inventory	(174)	(167)
Increase in prepaid expenses	(23)	(32)
Decrease in Federal income taxes payable	—	(8)
Increase in accounts payable and accrued liabilities	566	(161)

	(579)	(276)

Net cash used in operating activities	(264)	(217)
Cash flows from investing activities:
Purchase of property and equipment	(6)	(5)

Net cash used in investing activities	(6)	(5)
Cash flows from financing activities:
Proceeds from line of credit	1,863	100
Repayments of line of credit	(1,490)	(1)

Net cash provided by financing activities	373	99

Net increase (decrease) in cash	103	(123)
Cash at beginning of period	192	151

Cash at end of period	$295	$28

Supplemental disclosure:
Cash paid for interest	$76	$42
Cash paid for taxes	$—	$8

Non-cash investing and financing activities:
Accrued distributions to stockholders	$161	$24

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2006

Note A - Summary of significant accounting policies

Nature of operations

Southern Imaging, Inc. (“the Company”) is a Subchapter S corporation organized in Texas on August 5, 1997. The Company’s wholly owned subsidiary, Video Solutions Technology Center, Inc. is a Nevada corporation formed in January 1997 and operates in California. The Company designs, sources and distributes innovative video and imaging products for the biomedical, industrial and security markets.

Principles of consolidation

The consolidated financial statements as of and for the three months ended March 31, 2006, include the accounts of Southern Imaging, Inc. and Video Solutions Technology Center, Inc. after elimination of all material intercompany accounts and transactions.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Concentrations of credit risk

The Company maintains its cash balances in one financial institution. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At March 31, 2006, the uninsured balance totaled approximately $207,000.

Accounts receivable

It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write offs experienced in the past, and establish an allowance for doubtful accounts. As of March 31, 2006, the allowance for doubtful accounts amounted to $49,808.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method for financial reporting purposes over estimated useful lives of 3-10 years.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2006

Note A - Summary of significant accounting policies, continued

Federal income taxes

No provision or liability for Federal income tax has been recorded by the parent company, Southern Imaging, Inc. As a Subchapter S corporation, stockholders of Southern Imaging, Inc. are taxed on their proportionate share of the Company’s taxable income as provided by the rules of the Internal Revenue Code.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable by the subsidiary, Video Solutions Technology Center, Inc. For the period ended March 31, 2006, there was no Federal income tax payable by the subsidiary.

Note B - Line of credit

In February 2006, the Company executed a line of credit agreement with Bank of Texas. The Bank of Texas line has a limit of $2,500,000, carries an interest rate equal to the BOKF National Prime Rate, and matures January 2007. The line is secured by all assets of the Company and limited personal guarantees of four of the stockholders of the Company. The agreement requires maintenance of financial ratios and certain covenants and monthly payments of accrued interest calculated on the outstanding balance at the variable rate described above.

Note C - Related party notes payable

Notes payable to related parties consist of two unsecured demand notes payable to shareholders of the Company.

The note agreement to Arthur Thompson requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank and subsequently to the Bank of Texas line. The balance of the note as of March 31, 2006, was $570,000.

The note agreement to Jim Pritchett requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank, and subsequently to the Bank of Texas line, and the note to Arthur Thompson. The balance of the note as of March 31, 2006 was $42,160.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2006

Note D - Concentrations

Major customer

Accounts receivable on the accompanying balance sheet includes receivables for sales to two major customers. The major customers accounted for 15% and 14% of total company receivables at March 31, 2006.

Major suppliers

Accounts payable as of March 31, 2006, includes payables for purchases from four major suppliers that accounted for 42%, 15%, and two at 10% each of total accounts payable. Management believes no risk is present under this arrangement due to other suppliers being readily available.

Note E - Operating leases

The Company leases office and warehouse facilities in Texas and California under operating lease agreements with lease terms through February 2011. The leases require a monthly base rental payment plus an additional charge for common area maintenance and operating expenses.

Future minimum rentals payable, including the new agreements, are as follows:

Year	Amount

2007	$73,585
2008	70,718
2009	72,689
2010	75,086
2011	70,158

$362,236

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2005

Note A - Summary of significant accounting policies

Nature of operations

Southern Imaging, Inc. (“the Company”) is a Subchapter S corporation organized in Texas on August 5, 1997. The Company’s wholly owned subsidiary, Video Solutions Technology Center, Inc., is a Nevada corporation formed in January 1997 and operates in California. The Company designs, sources and distributes innovative video and imaging products for the biomedical, industrial and security markets.

Principles of consolidation

The consolidated financial statements as of and for the three months ended March 31, 2006 include the accounts of Southern Imaging, Inc. and Video Solutions Technology Center, Inc. after elimination of all material intercompany accounts and transactions.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts receivable

It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write offs experienced in the past, and establish an allowance for doubtful accounts. As of March 31, 2005, the allowance for doubtful accounts amounted to $45,755.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method for financial reporting purposes over estimated useful lives of 3-10 years.

Federal income taxes

No provision or liability for Federal income tax has been recorded by the parent company Southern Imaging, Inc. As a Subchapter S corporation, stockholders of Southern Imaging, Inc. are taxed on their proportionate share of the Company’s taxable income as provided by the rules of the Internal Revenue Code.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2005

Note A - Summary of significant accounting policies, continued

Federal income taxes, continued

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable by the subsidiary, Video Solutions Technology Center, Inc. For the period ended March 31, 2005, there was no Federal income tax payable by the subsidiary.

Note B - Lines of credit

The Company maintains a line of credit agreement with First National Bank. The agreement provides for a revolving line of credit aggregating $1,700,000 for working capital purposes, which matures April 1, 2006. The agreement is secured by a first lien security interest in all unencumbered assets of the Company and Subsidiary and guaranteed by the owners of the Company. Interest is payable monthly at a floating variable interest rate of prime plus 1%. The agreement requires maintenance of financial ratios and certain covenants, including minimum tangible net worth, which increases quarterly. As of March 31, 2005, the Company had a balance of $1,490,000 drawn on the line.

In addition, the Company maintains a $25,000 line of credit with Compass Bank. The agreement is unsecured and requires minimum monthly payments of $50 or 2% of the principal balance. Interest is calculated at a floating variable interest rate of prime plus 1%. The outstanding principal balance at March 31, 2005, was $12,947.

Note C -Related party notes payable

Notes payable to related parties consist of two unsecured demand notes payable to shareholders of the Company.

The note agreement to Arthur Thompson requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank and subsequently to the Bank of Texas line. The balance of the note as of March 31, 2005 was $570,000.

The note agreement to Jim Pritchett requires monthly interest payments at 12% and is secured by all assets of the Company, tangible and intangible, subordinated only to liens and covenants of the line of credit with First National Bank, and subsequently to the Bank of Texas line, and the note to Arthur Thompson. The balance of the note as of March 31, 2005 was $42,160.

Southern Imaging, Inc. and Subsidiary

Consolidated Notes to Financial Statements

March 31, 2005

Note D - Concentrations

Major customer

Accounts receivable on the accompanying balance sheet includes receivables for sales to two major customers. The major customers accounted for 11% and 14% of total company receivables at March 31, 2005.

Major suppliers

Accounts payable as of March 31, 2005, includes payables for purchases from four major suppliers that accounted for 22%, 13%, 12%, and 11% each of total accounts payable. Management believes no risk is present under this arrangement due to other suppliers being readily available.

Note E - Operating leases

In September 2005, the Company executed an operating lease agreement for office and warehouse facilities in Texas. The Company also leases space in California under operating lease agreements. The leases require a monthly base rental payment plus an additional charge for common area maintenance and operating expenses.

Future minimum rentals payable, including the new agreements, are as follows:

Year	Amount

2006	$33,959
2007	73,585
2008	70,718
2009	72,689
2010	75,086
Thereafter	70,158

$396,195

Note F - Subsequent event

In February 2006, the Company executed a line of credit agreement with Bank of Texas. The Bank of Texas line has a limit of $2,500,000, carries an interest rate equal to the BOKF National Prime Rate, and matures January 2007. The line is secured by all assets of the Company and limited personal guarantees of four of the stockholders of the Company. The agreement requires maintenance of financial ratios and certain covenants and monthly payments of accrued interest calculated on the outstanding balance at the variable rate described above.

Dynabazaar, Inc

Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Introduction

On June 20, 2006, Dynabazaar, Inc. (the “Company”) completed the acquisition of principally all of the assets of Southern Imaging, Inc. and its wholly owned subsidiary Video Solutions Technology Center, Inc. (collectively, “Southern Imaging”), which together design, source, distribute and repair video imaging products for the industrial and security markets. The net assets acquired primarily include receivables, inventories and other identifiable intangible assets net of certain current liabilities.

The following unaudited pro forma financial statements give effect to the acquisition of the assets of Southern Imaging, assuming that the transaction took place as of March 31, 2006. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. Such unaudited pro forma condensed consolidated financial statements should be read in conjunction with Southern Imaging’s financial statements and notes included herein for the year ended December 31, 2005 and the three month (13 week) period ended March 31, 2006.

Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. These unaudited pro forma condensed consolidated financial statements reflect preliminary estimates of fair market value of the assets acquired and liabilities assumed in the acquisition, including preliminary valuations of intangible assets and property and equipment. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these unaudited pro forma condensed consolidated financial statements, and there can be no assurance that any adjustments will not be material.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of the consolidated financial position of the Registrant would have been had the acquisition of Southern Imaging been consummated on March 31, 2006 nor are they necessarily indicative of future consolidated results of operations of financial position.

DYNABAZAAR, INC

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

March 31, 2006

	DYNABAZAAR	SOUTHERN IMAGING	ADJUSTMENTS	CONSOLIDATED

Assets:
Current assets:
Cash	$9,005	$295	$(5,402)	$3,498
Accounts receivable, net	—	2,193	—	2,193
Inventory	—	2,143	—	2,143
Other	379	23		402

Total current assets	9,384	4,654	(5,402)	8,636
Long term pre-paid expenses	913			913
Property and equipment net	—	84	—	84
Other	—	3	—	3
Goodwill	—	—	2,259 (3)	2,259
Intangible assets	—	—	—	—

Total assets	$10,297	$4,741	$(3,143)	$11,895

Liability & Stockholders’ Equity
Current liabilities
Accounts payable	$—	$1,328	$—	$1,328
Long term debt & notes payable	—	2,475	(2,475)	1,863
Other accrued expenses	134	196	—	330
Total liabilities	134	3,999	(2,475)	1,653

Stockholders’ equity	10,163	742	(2,475)	10,237

Total liabilities and shareholders equity	10,297	4,741	(3,143)	11,895

DYNABAZAAR, INC

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

For the Three Month Period Ending March 31, 2006

	DYNABAZAAR	SOUTHERN IMAGING	PRO FORMA ADJUSTMENT	CONSOLIDATED

Revenues	$—	$3,753	$—	$3,753
Cost of revenues	—	2,932	—	2,932

Gross profit	—	821	—	821

Operating expenses:
General & administrative	215	430	—	645

Total operating expenses	215	430	—	645

Income (loss) from operations	(215)	391	—	176
Interest	103	(76)	—	27

Net income (loss) before income tax expense	(112)	315	—	203
Income Tax Expense	—	—	(81)	(81)

Net Income (loss)	(112)	315	(81)	122

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. To record the cash utilized to purchase the assets of Southern Imaging, including related fees of approximately $400. The fees include $110 paid to Barington Capital Group, L.P., a Stockholder of Dynabazaar, Inc., for investment banking services rendered.

2. To reflect the payment of certain notes payable.

3. To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (i.e. Goodwill), based on a preliminary purchase price allocation, which is subject to independent valuation prior to finalization.

DYNABAZAAR. INC,

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

December 31, 2005

	DYNABAZAAR	SOUTHERN IMAGING	ADJUSTED	CONSOLIDATED

Revenues	$—	$9,206	$—	$9,206
Cost of revenues	—	6,955	—	6,955

Gross profit	—	2,251	—	2,251

Operating expenses:
General & administrative	1,119	1,627	—	2,746

Total operating expenses	1,119	1,627	—	2,746

Income (loss) from operations	(1,119)	623	—	(496)
Interest	375	(182)	—	193
Gain on sale of assets	2,000			2,000
Other expense		(1)	—	(1)

Net income (loss) before income tax expense	1,256	440	—	1,696
Income Tax Expense	—	—	(176)	(176	)(6)

Net Income	$1,256	$440	$(176)	$1,520